EXHIBIT 99.2

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                             FOR IMMEDIATE RELEASE:

Contacts:     Karen Caddick (Investor Relations)           Shira Zackai (Media)
              (212) 969-6414                               (212) 969-6387
              investor_relations@acml.com                  shira_zackai@acml.com

                      ALLIANCE CAPITAL MANAGEMENT ANNOUNCES

              CLOSE OF THE ACQUISITION OF SANFORD C. BERNSTEIN INC.

         NEW YORK, NY, OCTOBER 2, 2000 - Alliance Capital Management L.P. ("Alliance Capital"), Alliance Capital Management Holding L.P. ("Alliance Holding") (NYSE: AC) and Sanford C. Bernstein Inc. ("Bernstein") announced today the completion of the acquisition of the assets and liabilities of Bernstein by Alliance Capital, previously announced on June 20, 2000. The purchase price consisted of a payment to Bernstein of $1.4754 billion in cash and 40.8 million newly issued private limited partnership units of Alliance Capital, for an aggregate current value of approximately $3.5 billion.

               ALLIANCE CAPITAL AND BERNSTEIN COMBINED HIGHLIGHTS
                               As of June 30, 2000

o        Assets under management: $470 billion

o        Annual revenues: $3 billion (six month period, annualized)

o        Worldwide employees: 4,000, including 530 investment professionals

o        2,600 institutional client accounts

o        15,000 private client relationships

o        6.1 million worldwide mutual fund shareholder accounts

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         Bruce W. Calvert, Chief Executive Officer of Alliance Capital,
commented, "Alliance Capital's combination with Bernstein achieves a logical strategic fit for both organizations. Alliance Capital's strength as a recognized leader in the growth style of investing and Bernstein's strength in the value style, allows us to effectively compete for virtually any investment assignment worldwide. Furthermore, we now serve a broader range of individual investors, including high net-worth clients, with an expanded array of investment products."

         "Our complementary investment research capabilities - we now have 250 research analysts globally - will provide expanded investment options for all of our clients. The scale and balance of the combined firms should lead to high client satisfaction and therefore faster and more predictable growth than either firm might achieve independently." said Lewis A. Sanders, the newly named Vice Chairman and Chief Investment Officer of Alliance Capital.

        John D. Carifa, President and Chief Operating Officer, added, "During the three months since announcing the merger, we have established plans and priorities for realizing the expected revenue synergies. Management and organizational responsibilities are settled. The two firms are quickly becoming one firm, and the interpersonal dynamics are very positive."

FORWARD LOOKING STATEMENTS

        Certain statements included in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of such factors include but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital's sponsored investment products

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and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.

        Alliance Capital and Alliance Holding caution readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

ABOUT ALLIANCE CAPITAL

        Alliance Capital, a leading global investment management firm, is the largest manager of actively-managed U.S. equity assets for U.S. pension funds and non-profit organizations. Alliance Capital advises assets for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high net worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.

        Alliance Capital Management Holding L.P. owns approximately 30% of the units representing beneficial ownership of limited partnership interests in Alliance Capital. AXA Financial, Inc. owns partnership interests in Alliance Holding of 2% and in Alliance Capital of 53%, amounting to an approximate 53% economic interest in Alliance Capital. AXA Group, which has operations in approximately 60 countries, holds a 60% interest in AXA Financial, Inc.

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